Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-119222 on Form S-8 of our report dated August 22, 2005, relating to the financial statements of Open Energy Corporation (formerly known as Barnabus Energy, Inc.) (the "Company") for the fiscal year ended May 31, 2005, appearing in the Annual Report on Form 10-KSB of the Company filed with the SEC on September 12, 2005.

/s/ Dale Matheson Carr-Hilton Labonte

Vancouver, B.C.

May 12, 2006